SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
November 16, 2007
Date of Report (Date of earliest event reported)

Factory Card & Party Outlet Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-21859 (Commission File Number)	36-3652087 (IRS Employer Identification No.)
2727 Diehl Road, Naperville, Illinois 60563
(Address of principal executive offices) (Zip Code)
(630) 579-2000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.02. Termination of a Material Definitive Agreement; Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing; Item 3.03 Material Modification in Rights of Security Holders; Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Item 1.02. Termination of a Material Definitive Agreement; Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing; Item 3.03 Material Modification in Rights of Security Holders; Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     Effective November 16, 2007, Amscan Acquisition, Inc., a Delaware corporation (“Purchaser”) and wholly-owned subsidiary of Amscan Holdings, Inc., a Delaware corporation (“Parent”), was merged (the “Merger”) with and into Factory Card & Party Outlet Corp., a Delaware corporation (the “Company”), pursuant to the terms of the Agreement and Plan of Merger dated as of September 17, 2007, among Parent, Purchaser and the Company (the “Merger Agreement”). As a result of the Merger, each share of common stock, par value $0.01 per share (each, a “Share”), of the Company then outstanding (other than treasury Shares and Shares that are owned by (i) Parent or any wholly-owned subsidiary of Parent or (ii) stockholders who properly exercise dissenters’ rights under Section 262 of the General Corporation Law of the state of Delaware) has been converted into the right to receive cash in the amount of $16.50 per Share, without interest and less any applicable withholding tax.
     As a result of the Merger, the Company became a wholly-owned subsidiary of Parent and no longer fulfills the numerical listing requirements of the NASDAQ Global Market (“Nasdaq”). Accordingly, following the completion of the Merger, the Company notified Nasdaq that the Merger had been completed and requested that Nasdaq file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to report that the Shares are no longer listed on Nasdaq. In connection with the completion of the Merger, trading of the Company’s common stock on Nasdaq was suspended as of the close of trading on November 16, 2007. The Company also filed with the SEC on November 19, 2007 a Certification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting that the Company’s common stock be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.
     In connection with the consummation of the Merger, the Company repaid in full all obligations and liabilities, other than relating to certain letters of credit, owing under that certain Loan and Security Agreement dated as of April 9, 2002, as amended (the “Loan Agreement”), among Factory Card Outlet of America, Ltd., as borrower, the lenders thereto as Well Fargo Retail Finance, LLC, as arranger, collateral agent and administrative agent. The Company expects to terminate the Loan Agreement and the related documents as soon as practicable.
     As contemplated by the Merger Agreement, Robert J. Small, Gerald C. Rittenberg, James M. Harrison and Gary W. Rada became the directors of the surviving corporation following consummation of the Merger.
     The foregoing description of the Merger Agreement (including the description of the consideration paid in connection with the Merger) is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company on September 18, 2007.

     Copies of the press releases issued by Parent and the Company in connection with the consummation of the Merger are attached hereto as Exhibits 99.1 and 99.2, respectively.
Item 8.01 Other Events
Closing of the Merger
     The information contained in Items 1.02, 3.01, 3.03 and 5.02 above is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 17, 2007, among Amscan Holdings, Inc., Amscan Acquisition, Inc. and Factory Card & Party Outlet Corp. (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by Factory Card & Party Outlet Corp. on September 18, 2007).

99.1	Joint press release issued by AAH Holdings Corporation and the Company on November 16, 2007.+

99.2	Press release issued by AAH Holdings Corporation dated November 16, 2007, announcing the completion of the Merger.+

+	Filed herewith.

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACTORY CARD & PARTY OUTLET CORP.
/s/ Gary W. Rada
Gary W. Rada
President and Chief Executive Officer

Dated: November 19, 2007

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 17, 2007, among Amscan Holdings, Inc., Amscan Acquisition, Inc. and Factory Card & Party Outlet Corp. (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by Factory Card & Party Outlet Corp. on September 18, 2007).

99.1	Joint press release issued by AAH Holdings Corporation and the Company on November 16, 2007.

99.2	Press release issued by AAH Holdings Corporation dated November 16, 2007, announcing the completion of the Merger.